Exhibit 16.2


                    [LETTER FROM CLYDE BAILEY, P.C., TO SEC]

                    [NOTE ADDENDUM LETTER WITH CORRECTED DATE
                   FROM AUGUST 24, 2003 to SEPTEMBER 24, 2003]



















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                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210)-699-1287 (ofc)
                                            (888)-699-1287  (210)-691-2911 (fax)


                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's



September 24, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 6, 2003, to be filed by our former client, Supreme Holdings, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,


/s/ Clyde Bailey, P. C.
-----------------------
    CLYDE BAILEY, P. C.